                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                        A. G. EDWARDS, INC.
       ----------------------------------------------------
        (Name of Registrant as Specified In Its Charter)



       ----------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:

   ---------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:

   ---------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

   ---------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:

   ---------------------------------------------------------------------

   5)  Total fee paid:

   ---------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   ---------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:

   ---------------------------------------------------------------------

   3)  Filing Party:

   ---------------------------------------------------------------------

   4)  Date Filed:

   ---------------------------------------------------------------------

                              A.G. EDWARDS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JUNE 20, 1996

    The Annual Meeting of the Stockholders of A.G. Edwards, Inc. (the ``Company'') will be held at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri, on Thursday, June 20, 1996, at 10:00 a.m., local time, for the following purposes:

    1.     To elect 3 directors;

    2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 1997; and

    3. To transact such other business as may properly come before the annual meeting and any adjournments thereof.

    Only stockholders of the Company of record as of the close of business on May 1, 1996 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

    If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                                    DOUGLAS L. KELLY
                                         Secretary

May 13, 1996

                              A.G. EDWARDS, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

    The enclosed form of proxy is solicited by and on behalf of the Board of Directors of A.G. Edwards, Inc. (the ``Company'') for use at the Annual Meeting of Stockholders to be held on June 20, 1996 (the ``1996 Annual Meeting'') and at any adjournments thereof. The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying materials, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company and its subsidiaries, will be borne by the Company. The stockholder giving the proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company's principal executive offices at One North Jefferson Avenue, St. Louis, Missouri 63103, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The proxy will be voted as specified by the stockholder in the spaces provided therefor or, if no specification is made, it will be voted for Proposals 1 and 2. This Proxy Statement and form of proxy are first being mailed to the stockholders of the Company on or about May 13, 1996.

    Only stockholders of record at the close of business on May 1, 1996 are entitled to notice of, and to vote at, the 1996 Annual Meeting and any adjournments thereof. On May 1, 1996 the Company had outstanding 63,906,972 shares of Common Stock. Each outstanding share is entitled to one vote on each director position, and each other matter, to be voted on at the 1996 Annual Meeting. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the 1996 Annual Meeting. Votes cast by proxy or in person at the 1996 Annual Meeting will be tabulated by the inspectors of election appointed by the Board for the meeting.

    Shares which are entitled to vote but which are not voted at the direction of the beneficial owner (``abstentions'') and shares represented by proxies or ballots which are marked ``withhold authority'' with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining whether there is a quorum for the transaction of business at the 1996 Annual Meeting.

    Abstentions may be specified on Proposal 2 to ratify the appointment of independent auditors, but not on Proposal 1 to elect directors.

    The affirmative vote of a plurality of the shares represented at the meeting is required to elect directors. ``Plurality'' means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the 1996 Annual

Meeting. Consequently, any shares represented at the 1996 Annual Meeting, but not voted for any reason, have no impact on the election of directors.

    The affirmative vote of a majority of the shares represented at the meeting is required to ratify the appointment of the independent auditors. Votes withheld by brokers in the absence of instructions (``broker non-votes'') will not be counted with respect to, and will have no effect on, whether the stockholders approve this proposal. Abstentions, however, are counted in determining whether the stockholders have approved this proposal and, thus, have the effect of a vote against the proposal.

                       PROPOSAL 1: ELECTION OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware, the state of incorporation. The Board of Directors generally meets at least quarterly and held four meetings during the 1996 fiscal year. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of five Board members. The Executive Committee held no meetings but acted three times by written consent during the 1996 fiscal year.

    The entire Board of Directors serves in the capacity of a Nominating Committee. The Board of Directors will accept recommendations for nominations as directors from stockholders. Stockholders wishing to propose nominees for consideration at the 1997 Annual Meeting must comply with a Bylaw provision dealing with nominations. For a discussion of the nominating procedures, see ``Stockholder Proposals''.

    The Company has a Compensation Committee comprised of four outside directors. The Compensation Committee held two meetings during the 1996 fiscal year. The Compensation Committee was responsible for establishing the compensation of Benjamin F. Edwards III and the amount of awards to certain executives under the Performance Plan for Executives for the 1996 fiscal year. The Compensation Committee of A.G. Edwards & Sons, Inc., a wholly-owned subsidiary of the Company (the ``Brokerage Company''), determined the compensation of all employees for the 1996 fiscal year, including officers of the Company, with the exception of Benjamin F. Edwards III and the award under the Performance Plan for Executives for Robert G. Avis. (See ``Joint Report of the Compensation Committees of the Brokerage Company and the Company.'')

    The Audit Committee of the Board of Directors held three meetings during the 1996 fiscal year. The Audit Committee performed the following principal functions: (i) reviewed quarterly and year-end financial statements with the outside auditors, internal auditors and management; (ii) reviewed the scope of the external and internal audits and reports with the outside and internal auditors and management; (iii) reviewed the outside auditors' management letter and management's response thereto; (iv) recommended the selection of outside auditors; (v) reviewed the quality and depth of the Company's internal audit, accounting and financial staffs; and (vi) reviewed and approved the rendering of audit and nonaudit services by the outside auditors.

    During the 1996 fiscal year, all directors attended 80% or more of the aggregate meetings of the Board of Directors and the committees of the Board on which each served.

NOMINEES FOR DIRECTORS

    The Company's Certificate of Incorporation and Bylaws provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. The Company presently has nine directors. Three members are to be elected to the Board of Directors at the 1996 Annual Meeting, each to serve for a term of three years. All of the nominees are now directors of the Company. The persons named in the enclosed form of proxy intend to vote the proxies in favor of the election of the nominees listed below to serve as directors of the Company for terms expiring in 1999 or until the election and qualification of their successors, unless the stockholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If one or more nominees shall become unavailable for any reason, the Board of Directors, in its discretion, may, unless the Board of Directors provides by resolution for a lesser number of directors, designate one or more substitute nominees, in which case such proxies will be voted for such substituted nominees. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve if elected.

                                                                                YEAR FIRST ELECTED
                                                                                  DIRECTOR OF THE
                                     PRINCIPAL OCCUPATION FOR THE PAST         COMPANY/CURRENT BOARD
         NAME AND AGE               FIVE YEARS AND OTHER DIRECTORSHIPS         COMMITTEE MEMBERSHIP
         ------------               ----------------------------------         ---------------------
                            NOMINEES FOR DIRECTORS TO BE ELECTED IN 1996
                                     FOR TERMS EXPIRING IN 1999

Benjamin F. Edwards III,        Chairman of the Board, President and Chief             1983
  64<F1>                        Executive Officer of the Company; Chairman         Member of the
                                of the Board, President and Chief Executive     Executive Committee
                                Officer of the Brokerage Company. Employee
                                of the Brokerage Company for 39 years.
                                Director of the Brokerage Company since
                                1967. Director of Heilig-Meyers Company and
                                National Life Insurance Company of Vermont.

Robert C. Dissett, 58           Corporate Vice President of the Brokerage              1990
                                Company since June 1977; Director of the           Member of the
                                Operations Division of the Brokerage            Executive Committee
                                Company. Employee of the Brokerage Company
                                for 34 years. Director of the Brokerage
                                Company since 1973.

                                       4

                                                                                YEAR FIRST ELECTED
                                                                                  DIRECTOR OF THE
                                     PRINCIPAL OCCUPATION FOR THE PAST         COMPANY/CURRENT BOARD
         NAME AND AGE               FIVE YEARS AND OTHER DIRECTORSHIPS         COMMITTEE MEMBERSHIP
         ------------               ----------------------------------         ---------------------
Samuel C. Hutchinson, Jr., 53   President, Interface Construction Corp.                1993
                                since 1978.                                        Member of the
                                                                                Audit Committee and
                                                                                   Compensation
                                                                                     Committee

                           DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AND
                                  WHOSE TERMS CONTINUE BEYOND 1996

                                 DIRECTORS WITH TERMS EXPIRING 1997
Dr. Louis Fernandez, 72         Chairman of the Board of Boehringer                    1989
                                Ingelheim Corporation; Director of Alteon          Member of the
                                Corporation and Petrolite Corporation.          Audit Committee and
                                Chairman of the Board, Celgene Corporation         Compensation
                                from June 1990 to May 1992. President,               Committee
                                Chief Executive Officer and Director,
                                Celgene Corporation from August 1986 to
                                June 1990. Chairman of the Board of
                                Monsanto Company until March 1986.

David W. Mesker, 64             Treasurer of the Company and of the                    1983
                                Brokerage Company since March 1989; Senior         Member of the
                                Vice President. Director of the Staff           Executive Committee
                                Division of the Brokerage Company until
                                February 29, 1996. Employee of the
                                Brokerage Company for 34 years. Director of
                                the Brokerage Company since 1967.

Donna C. E. Williamson, 43      Senior Vice President, Caremark                        1988
                                International, Inc. since July 1993.               Member of the
                                Corporate Vice President, Health Cost           Audit Committee and
                                Management Group, Caremark International,          Compensation
                                Inc. from December 1992 to July 1993;                Committee
                                Corporate Vice President, Health Cost
                                Management Group, Baxter International,
                                Inc. from 1987 to November 1992. Director
                                of Haemonetics Corporation.

                                       5

                                                                                YEAR FIRST ELECTED
                                                                                  DIRECTOR OF THE
                                     PRINCIPAL OCCUPATION FOR THE PAST         COMPANY/CURRENT BOARD
         NAME AND AGE               FIVE YEARS AND OTHER DIRECTORSHIPS         COMMITTEE MEMBERSHIP
         ------------               ----------------------------------         ---------------------

                                 DIRECTORS WITH TERMS EXPIRING 1998
Robert G. Avis, 64<F1>          Vice Chairman of the Board of the Company              1984
                                and Vice Chairman of the Board, Executive          Member of the
                                Vice President, Director of the Investment      Executive Committee
                                Banking Division and Director of the Sales
                                and Marketing Division of the Brokerage
                                Company since March 1989. Employee of the
                                Brokerage Company for 30 years. Director of
                                the Brokerage Company since 1970. Director
                                of American Stock Exchange, Inc. and
                                Director or Trustee of fourteen funds of
                                the Oppenheimer Funds Group and seven funds
                                of the Centennial Funds Group.

Dr. E. Eugene Carter, 54        Trustee, Charlotte R. Boschan Trust.                   1983
                                Research Fellow, Lincoln Institute of              Member of the
                                Policy. Director of the Brokerage Company       Audit Committee and
                                from 1976 to 1983.                                 Compensation
                                                                                     Committee

Robert L. Bagby, 52             Vice Chairman of the Board of the Company              1995
                                and Vice Chairman of the Board of the              Member of the
                                Brokerage Company since March 1996;             Executive Committee
                                Corporate Vice President and since March
                                1995 Director of the Branch Division of
                                the Brokerage Company. Assistant Director
                                of the Branch Division of the Brokerage
                                Company from 1980 to 1995. Employee of the
                                Brokerage Company for 21 years. Director of
                                the Brokerage Company since 1979.

- -------
<F1> Mr. Edwards and Mr. Avis are stepbrothers.

                             DIRECTOR COMPENSATION

    Directors, except those who are officers or employees of the Company or its subsidiaries, receive an annual fee of $10,000, a fee of $800 for each Company Board of Directors' meeting attended and a fee of $600 for each committee meeting or Brokerage Company Board of Directors meeting attended. Non-employee directors do not participate in any of the Company's employee benefit plans.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of the Company's Common Stock as of May 1, 1996 by (i) each director, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers as a group:

                                            NUMBER                   PERCENTAGE
        NAME                               OF SHARES                  OF CLASS
        ----                               ---------                 ----------
Robert G. Avis                         276,577<F1><F2><F3>              <F4>
Robert L. Bagby                         61,298<F1><F5>                  <F4>
Dr. E. Eugene Carter                   258,643                          <F4>
Robert C. Dissett                       57,726<F1><F2><F6>              <F4>
Benjamin F. Edwards III                659,765<F1><F2><F7>              1.03%
Dr. Louis Fernandez                      1,288<F8>                      <F4>
Alfred E. Goldman                       20,688<F1><F2>                  <F4>
Samuel C. Hutchinson, Jr.                2,164                          <F4>
David W. Mesker                        585,303<F2>                      <F4>
Donna C. E. Williamson                   1,010                          <F4>
All Directors and Executive
Officers as a Group
  (16 persons)                       2,238,256<F1><F2><F9>              3.50%

- -------
<F1>Includes restricted stock issued pursuant to the Company's 1988 Incentive
    Stock Plan (the ``1988 Plan'') as to which each recipient has sole voting power and no current investment power, as follows: Mr. Avis, 4,134 shares; Mr. Bagby, 11,180 shares; Mr. Dissett, 11,180 shares; Mr. Edwards, 4,134 shares; Mr. Goldman, 3,943 shares; other executive officers, 45,763 shares.

<F2>Includes shares subject to exercisable stock options under the 1988 Plan as follows: Mr. Avis, 4,846 shares; Mr. Dissett, 4,257 shares; Mr. Edwards, 4,418 shares; Mr. Mesker, 16,862 shares; other executive officers, 2,990 shares.

<F3>Mr. Avis has shared voting and investment power over 45,834 shares held by him as a co-trustee of a trust.

<F4>Percentages of less than 1% have been omitted.

<F5>Mr. Bagby has shared voting and investment power over 38,949 shares, including 116 shares owned by his wife and 38,833 shares held jointly with his wife.

                                       7

<F6>Mr. Dissett has shared voting and investment power over 42,192 shares held by him as a co-trustee of a trust.

<F7>Mr. Edwards has shared voting and investment power over 295,379 shares, including 255,233 shares held by him as co-trustee of a trust and 40,146 shares held by his wife.

<F8>Mr. Fernandez has shared voting and investment power over 1,288 shares held by him as a co-trustee of a trust.

<F9>Includes 26,795 shares with shared voting and investment power in addition to those described for the named directors and executive officers.

OWNERSHIP BY CERTAIN OTHER PERSONS

    To the knowledge of the Company, no person is the beneficial owner of more than five percent of the Common Stock of the Company.

                            EXECUTIVE COMPENSATION

    The table on the next page sets forth the compensation of the Company's Chief Executive Officer and its other four most highly compensated executive officers (the ``Named Executive Officers'') for each of the Company's last three fiscal years.

                                            SUMMARY COMPENSATION TABLE
                                                                            LONG TERM COMPENSATION
                                                        ANNUAL           -----------------------------
                                                     COMPENSATION                   AWARDS
                                                  -------------------    -----------------------------
                                                                                            NUMBER OF
                                                                            RESTRICTED     SECURITIES     ALL OTHER
                                      FISCAL                               STOCK AWARDS    UNDERLYING     COMPENSA-
    NAME AND PRINCIPAL POSITION        YEAR       SALARY        BONUS    <F1><F2><F3><F4>  OPTIONS<F2>    TION<F5>
    ---------------------------       ------      ------        -----    ----------------  -----------    ---------
Benjamin F. Edwards III,               1996      $ 386,787    $ 926,119           $99,721                 $100,000
Chairman of the Board, President       1995        372,840      702,682            70,796       0           70,000
and Chief Executive Officer of the     1994        351,840      898,127            87,732       0           70,000
Company; Chairman of the Board,
President and Chief Executive
Officer of the Brokerage Company

Robert G. Avis,                        1996      $ 258,787    $ 715,526           $99,721                 $100,000
Vice Chairman of the Board of the      1995        248,840      539,618            70,796       0           70,000
Company; Vice Chairman of the          1994        234,840      693,607            87,732       0           70,000
Board, Executive Vice President,
Director of the Investment Banking
Division and Director of the Sales
and Marketing Division of the
Brokerage Company

Robert L. Bagby,                       1996      $ 206,787    $ 640,129           $99,721                  $83,945
Vice Chairman of the Board             1995        191,840      426,153            70,796       0           70,000
of the Company; Vice Chairman          1994        181,840      562,286            87,732       0           70,000
of the Board, Corporate Vice
President and Director of the
Branch Division of the Brokerage
Company

Robert C. Dissett,                     1996      $ 178,287    $ 538,805           $99,721                  $77,036
Corporate Vice President and           1995        171,840      403,884            70,796       0           70,000
Director of the Operations Division    1994        164,840      536,202            87,732       0           70,000
of the Brokerage Company

Alfred E. Goldman                      1996      $ 173,814    $ 532,281           $99,721                  $75,794
Senior Vice President and Director     1995        167,840      399,431            70,796       0           70,000
of Technical Market Analysis of        1994        158,840      526,996            87,732       0           70,000
the Brokerage Company

- ---------
<F1>Amounts shown include both Restricted Share and ``Phantom Stock Credit''
    awards, which are valued based on the closing prices of Common Stock on the Consolidated Transaction Reporting System on the dates of grant of such awards. The awards are made as of the end of the fiscal year for which they are awarded for service during that fiscal year. Restricted Shares can be awarded to participants in the 1988 Plan who are under age 60. The restrictions on Restricted Shares lapse three years after their award date. Participants who are 60 years of age or older (``Over 60 Participants'') do not receive Restricted Shares. Instead, they are awarded ``Phantom Stock Credits'' which serve as the basis for an award of Restricted Shares two years after their award date (``Deferred Award Date''), with each Phantom Stock Credit representing the right to receive one Restricted Share. The number of Phantom Stock Credits awarded to an Over 60 Participant is adjusted to reflect dividends on the Common Stock. Restricted Shares awarded as of any Deferred Award Date are subject to all of the terms and restrictions applicable to other Restricted Shares, except the restrictions last for only nine months.

                                       9

<F2>The awards of Restricted Shares, Phantom Stock Credits and Options contain provisions for the accelerated lapsing of the restrictions for Restricted Shares (including those issued based on Phantom Stock Credits) and the accelerated exercisability of Options in the event of a merger, consolidation, acquisition, sale or transfer of assets, tender, or exchange offer or other reorganization in which the Company does not survive as an independent, publicly-owned company.

<F3>The aggregate number and value of Restricted Shares and Phantom Stock
    Credits held by the persons named in the table as of February 29, 1996, are as follows: Mr. Edwards, 4,134 shares and 7,317 credits -- $277,687; Mr. Avis, 4,134 shares and 7,317 credits -- $277,687; Mr. Bagby, 11,180 shares and 0 credits -- $271,115; Mr. Dissett, 11,180 shares and 0 credits -- $271,115; and Mr. Goldman, 3,943 shares and 7,317 credits -- $273,055.

<F4>Dividends are paid on unvested Restricted Shares and adjustments are made to Phantom Stock Credits for dividends as discussed in Note 1 to this table above; such dividends and adjustments are equal in amount to the dividends paid on shares of Common Stock.

<F5>Amounts shown consist of the following: (i) amounts set aside under the
    Company's Retirement and Profit Sharing Plan for the 1994, 1995 and 1996 fiscal years, respectively -- Mr. Edwards, $21,006, $15,273 and $17,634; Mr. Avis, $21,006, $15,273 and $17,634; Mr. Bagby, $21,006, $15,273 and
    $17,634; Mr. Dissett, $21,006, $15,273 and $17,634; and Mr. Goldman,
    $21,006, $15,273 and $17,634; and (ii) amounts credited to accounts under the Company's Excess Profit Sharing Deferred Compensation Plan for the 1994, 1995 and 1996 fiscal years, respectively -- Mr. Edwards, $48,994, $54,727 and $82,366; Mr. Avis, $48,994, $54,727 and $82,366; Mr. Bagby,
    $48,994, $54,727 and $66,311; Mr. Dissett, $48,994, $54,727 and $59,402;
    and Mr. Goldman, $48,994, $54,727 and $58,160.

    The following table sets forth certain information regarding the exercise of options to purchase Company Common Stock during the Company's 1996 fiscal year by the Named Executive Officers and the unexercised options to purchase Company Common Stock held by such persons on February 29, 1996:

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                         NUMBER OF                  OPTIONS AT FISCAL YEAR-END         THE-MONEY OPTIONS AT
                           SHARES                  ----------------------------         FISCAL YEAR-END<F1>
                        ACQUIRED ON     VALUE      EXERCISABLE    UNEXERCISABLE    ----------------------------
          NAME            EXERCISE     REALIZED      (SHARES)        (SHARES)      EXERCISABLE    UNEXERCISABLE
          ----          -----------    --------    -----------    -------------    -----------    -------------
Benjamin F. Edwards III      --        $      0       4,418             --           $19,660            $0
Robert G. Avis             3,506         64,870       4,846             --            79,087             0
Robert L. Bagby              --               0          --             --                 0             0
Robert C. Dissett            --               0       4,257             --            69,474             0
Alfred E. Goldman            --               0          --             --                 0             0

- ---------
<F1>Options become exercisable three years after they are awarded, and must be exercised no later than eight years after they are awarded.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All of the members of the Compensation Committee of the Brokerage Company (as named on page 15) are officers of the Company or one of its subsidiaries. Messrs. Avis, Bagby, Dissett, Edwards, and Mesker are all directors of the Company and are officers of the Company or one of its subsidiaries.

                  JOINT REPORT OF THE COMPENSATION COMMITTEES
                   OF THE BROKERAGE COMPANY AND THE COMPANY

    The Compensation Committee of the Brokerage Company (the ``Brokerage Committee'') determined the compensation for the fiscal year ended February 29, 1996 (the ``1996 fiscal year'') of all officers of the Company with the exception of Benjamin F. Edwards III and with the exception of certain performance-based compensation of certain other executives. The Compensation Committee of the Company (the ``Company Committee'') determined the compensation of Mr. Edwards and certain performance-based compensation of certain other executives.

    It is the policy of the Company to have a substantial portion of each officer's annual compensation directly related to the performance of the Company. The policy is applied consistently to all the Named Executive Officers, including Mr. Edwards.

    For the 1996 fiscal year, the annual compensation of the Named Executive Officers had seven components. The Company seeks to structure compensation for its executive officers so that all of the compensation is deductible by the Company for federal income tax purposes, including meeting the requirements of
Section 162(m) of the Internal Revenue Code for deductibility of compensation in excess of a certain amount. However, if the Company is not able to structure compensation for its executive officers so that all such compensation is deductible, the Board of Directors of the Company, the Company Committee or the Brokerage Committee, as appropriate, will make a determination in its business judgment as to the appropriate compensation for such executives considering the benefits and the costs to the Company, including in its considerations the additional costs arising from the inability to deduct part or all of the compensation.

    Base Salary. A base salary was set prior to the beginning of the 1996 fiscal year by the Brokerage Committee for each Named Executive Officer other than Mr. Edwards and by the Company Committee for Mr. Edwards. Base salaries are intended to be relatively moderate, but competitive, for the Company's industry. The increase in the Base Salary for Mr. Edwards of 3. 8% for the 1996 fiscal year was established consistent with the guidelines used for increases for other officers of the Brokerage Company and after consideration by the Company Committee of a recommendation by the Brokerage Committee (determined without Mr. Edwards).

    Executive Bonus Plan. The Executive Bonus Plan is designed to provide certain officers and key employees of the Company and its subsidiaries with direct participation in the profitability of the Company. Unless the Company has a specified minimum of pre-tax earnings ($2,500,000 in the 1996 fiscal year), no payment is made under the Plan. Awards under the Plan are based on prescribed formulae that take into account the employee's position with the Company, individual performance, and the Company's earnings. The formula for bonus accrual (the ``bonus pool'') is determined prior to the beginning of each fiscal year by the Board of Directors based on (i) the Company's consolidated earnings before provision for income taxes, certain employee bonuses, and discretionary Profit Sharing Plan contributions, (ii) certain branch office profits, and (iii) the net revenues of certain departments. The formula for accrual for the 1996 fiscal year was the same as for the prior fiscal year.

    Eligible officers are assigned ``shares'' in the bonus pool prior to the beginning of the fiscal year. Such shares are assigned based on the officer's position and responsibility with the Company and individual performance. Eligible officers, other than Mr. Edwards, were assigned shares for the 1996 fiscal year by the Brokerage Committee. The Company Committee assigned 100 shares to Mr. Edwards for the 1996 fiscal year, the same number of shares he had for the prior fiscal year. No officer has ever received more than 100 shares. During the 1996 fiscal year, 13 officers, including all of the Named Executive Officers and Mr. Edwards, had 100 shares. Since the Executive Bonus Plan was adopted in 1979, Mr. Edwards has received the maximum number of shares assigned to any individual under the plan each year. At the beginning of the 1996 fiscal year, a total of 11,075 shares were assigned to 357 eligible officers.

    Under the Executive Bonus Plan, after the end of the fiscal year, the accrued bonus pool is mathematically divided into two separate portions, consisting of two-thirds and one-third, respectively. The two-thirds portion is distributed in accordance with the number of shares previously assigned to each participant. The one-third portion is distributed based on a formula which weights each participant's shares by the participant's base salary. The sum of the two portions is each participant's total Executive Bonus for the fiscal year, and is paid after the end of the fiscal year.

    The Executive Bonus Plan limits the amount that can be paid to individual participants so that all compensation paid under the Executive Bonus Plan is tax deductible by the Company. To the extent amounts may not be paid under the Executive Bonus Plan to individual participants because of the tax limitation, the amounts may be paid under the Performance Plan for Executives (the ``Performance Plan'') if the conditions of the Performance Plan are met.

    Performance Plan for Executives. The Performance Plan was adopted solely in response to the enactment of the Section 162(m) of the Internal Revenue Code in 1993. Section 162(m) requires conditions to be met for certain compensation of specified executive officers to be deductible. In order to meet the conditions of Section 162(m) with no significant change in the compensation structure of the Company, the Executive Bonus Plan was amended to limit compensation which would otherwise be payable under the Executive Bonus Plan and the Performance Plan for Executives was adopted in order to pay the compensation which, but for the limitation, would have been payable under the Executive Bonus Plan. The Company's intent and the provisions of the Plans are drafted to provide that the combined plans will operate in the same manner as the Executive Bonus Plan operated prior to the enactment of Section 162(m), subject only to certain new limitations on payments.

    The participants in the Performance Plan are those employees of the Company who are: (i) ``covered employees'' under Section 162(m) of the Internal Revenue Code, (ii) designated individually or by class description to be ``Covered Employees'' under the Performance Plan by the Company Committee, and (iii) participants under the Executive Bonus Plan. The Company Committee has designated all executive officers of the Company to be Covered Employees, and all of the executive officers of the Company are participants in the Executive Bonus Plan. Section 162(m), however, limits ``covered employees'' to only the Chief Executive Officer of the Company and the four highest compensated officers of the Company (other than the Chief Executive Officer), so, in any fiscal year, there can be no more than five participants.

    The performance goals for the Performance Plan were approved by the stockholders in 1994 and are the same as for the Executive Bonus Plan. The actual amount payable to a Covered Employee in a fiscal year under the Performance Plan is the lesser of: (i) the amount of reduction in payments to the Covered Employee as a participant under the Executive Bonus Plan for that fiscal year as a result of Section 162(m), (ii) the Covered Employee's Initial Bonus Amount for that fiscal year, and (iii) the Maximum Bonus Amount for that fiscal year. A Covered Employee's Initial Bonus Amount each fiscal year is equal to the amount that the Covered Employee would be prohibited from receiving under the Executive Bonus Plan as a result of Section 162(m) as determined solely from fixed assumptions contained in the Performance Plan and information known as of the beginning of the fiscal year. The Maximum Bonus Amount for each Covered Employee was $2,200,000 for fiscal year 1996. The Maximum Bonus Amount increases each fiscal year by 10% over the prior fiscal year. Before any amount can be paid under the Performance Plan, the Company Committee must certify in writing that the performance goals and the material terms of the Performance Plan were satisfied. The Company Committee certified that the performance goals and material terms were satisfied for the 1996 fiscal year and the amounts paid to Mr. Edwards and Mr. Avis are included in the Summary Compensation Table.

    Discretionary Bonus. Mr. Edwards may award a discretionary bonus to any officer other than himself and the Company Committee may award a discretionary bonus to Mr. Edwards. The discretionary bonus is intended to reward efforts or results by an individual which are not recognized or compensated by other compensation. No objective standards, criteria or established targets are used to determine the amount of the discretionary bonuses. For the 1996 fiscal year, the Company Committee determined at the end of the year to make an award of $85,000 to Mr. Edwards in recognition of the results for the year by the Company under his leadership, in recognition of the extra efforts made by him in the Company and in the community which benefit the Company, and in recognition that his compensation is moderate for the industry. Three other Executive Officers received discretionary bonuses totaling $140,000 for the 1996 fiscal year.

    1988 Incentive Stock Plan. The 1988 Plan is designed to motivate employees of the Company and its subsidiaries through the incentives inherent in stock ownership by providing the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis. The 1988 Plan provides for the granting of Options or Restricted Shares, or both. If Options are granted, the participant receives an option to purchase 2. 5 times the number of shares that would have been granted as Restricted Shares. The Named Executive Officers, including Mr. Edwards, are awarded an amount equal to 25% of each such officer's Executive Bonus and Performance Plan Bonus (as described above); provided, in no event can the award amount for any participant exceed an amount set by the 1988 Plan, $100,000 in the 1996 fiscal year. Accordingly, the awards of Options and Restricted Shares are related to the profitability of the Company in substantially the same manner as the awards under the Executive Bonus Plan and the Performance Plan.

    The Options provide for the purchase of shares of Common Stock at market value on the determination date and do not become exercisable until three years after the date of award. Because the value of the Options is dependent on the increase of the market value of the Common Stock over at least a three year period, the Options provide a long-term incentive for the executives to stay with the Company and to increase the market value of the Common Stock.

    Restricted Shares are also awarded based on the market value of the Common Stock on the determination date (participants 60 years of age and over on the date Restricted Shares are awarded receive Phantom Stock Credits, in lieu of Restricted Shares, which serve as the basis for an award of Restricted Shares two years after the award date). The Restricted Shares are subject to restrictions for three years after their award. Again, by an award of Restricted Shares, the executives are encouraged to remain with the Company and to increase the market value of the Common Stock.

    The 1988 Plan also has an Employee Stock Purchase Plan portion to authorize the award of options qualified under Section 423 of the Internal Revenue Code to qualified employees. The qualified employees include most of the full-time and part-time employees of the Company and its subsidiaries. Participation in the Employee Stock Purchase Plan is not based upon the performance of the Company; employees elect to use a portion of their compensation to buy Common Stock under the plan. The Employee Stock Purchase Plan is intended to encourage the employees of the Company to obtain or increase a proprietary interest in the Company on a favorable basis by offering Common Stock at below market value. Shares under the Employee Stock Purchase Plan are issued at a price based upon a formula which is at least 15% below market at the sale date.

    Retirement and Profit Sharing Plan. The Company maintains a Retirement and Profit Sharing Plan (the ``Profit Sharing Plan''), which is qualified under
Section 401 of the Internal Revenue Code of 1986 (the ``Code''). In addition to certain required matching and non-matching contributions, the Company may make a discretionary contribution as determined each year by the Board of Directors of the Company. On February 24, 1995, the Board of Directors of the Company approved an accrual formula for the discretionary contribution to the Profit Sharing Plan for the 1996 fiscal year in an amount not less than 8% and not more than 10% of the Company's earnings on a consolidated basis and before certain bonuses, Company discretionary Profit Sharing Plan contributions and taxes on income. The maximum total Company and employee contribution allowable with respect to any employee under the Profit Sharing Plan in the last fiscal year was $30,000; however, because of the contribution rate and other limitations on recognized compensation in the Profit Sharing Plan, the actual maximum Company contribution with respect to any employee was less than that amount.

    Excess Profit Sharing Deferred Compensation Plan. The Company has established the Excess Profit Sharing Deferred Compensation Plan (the ``Excess Benefit Plan'') to provide deferred compensation to certain participants in the Profit Sharing Plan whose benefit in the Profit Sharing Plan is subject to limitations imposed by the Code. Contributions to the Excess Benefit Plan are based on the same basic formula as the Profit Sharing Plan, but without regard to certain limitations imposed by the Code on the benefits of highly compensated employees. The maximum aggregate contribution by the employer under both the Profit Sharing Plan and the Excess Benefit Plan in the last fiscal year was $100,000; accordingly, the maximum benefit with respect to any employee under the Excess Benefit Plan was the difference between $100,000 and the Profit Sharing Plan Company contribution with respect to such employee.

    Procedures for Mr. Edwards' Compensation. Prior to the beginning of the 1996 fiscal year, the Company Committee considered the compensation of Mr. Edwards. The Company Committee reviewed the seven components of the compensation structure of the Company, the historical performance of the structure, the consistency of the compensation components for Mr. Edwards with the components for other officers, the guidelines used for determining the base salaries of other officers, the recommendation of the Brokerage Committee (determined without Mr. Edwards) that Mr. Edwards' increase should be consistent with the guidelines for other officers and the compensation of officers in other companies in the industry. Based on the review, the Company Committee determined the increase in Mr. Edwards' base salary should be 3.8% and that the other components of his compensation should not be changed from the prior year.

    At the end of the 1996 fiscal year, the Company Committee reviewed the components of the compensation of Mr. Edwards, the performance of the Company for the 1996 fiscal year and information concerning compensation at other companies in the industry. Based on the review discussed above under ``Discretionary Bonus,'' the Company Committee determined that a discretionary bonus should be paid to Mr. Edwards for the 1996 fiscal year in the amount of $85,000.

                                                                 MEMBERS OF THE COMPENSATION
MEMBERS OF THE COMPENSATION COMMITTEE                            COMMITTEE OF THE BROKERAGE
OF THE COMPANY (``COMPANY COMMITTEE'')                        COMPANY (``BROKERAGE COMMITTEE'')
- --------------------------------------                        ---------------------------------
Dr. E. Eugene Carter                                          Robert G. Avis
Dr. Louis Fernandez, Chairman                                 Robert L. Bagby
Samuel C. Hutchinson, Jr.                                     Robert C. Dissett
Donna C. E. Williamson                                        Benjamin F. Edwards III, Chairman
                                                              Douglas L. Kelly
                                                              David W. Mesker
                                                              Robert L. Proost

                               PERFORMANCE GRAPH

    The following graph compares the Company's cumulative total stockholder return on its Common Stock for a five year period (February 28, 1991 to February 29, 1996) with the cumulative total return of the Standard & Poor's 500 Stock Index, and a peer group index consisting of nine companies: The Bear Stearns Companies Inc., The Charles Schwab Corporation, Dean Witter, Discover & Co., J. P. Morgan & Co. Incorporated, Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., Morgan Stanley Group Inc., PaineWebber Group Inc., and Salomon Inc. The Company's 1995 Proxy Statement included the Standard & Poor's Brokerage Index (which included the Company, The Bear Stearns Companies Inc., Merrill Lynch & Co., Inc., Morgan Stanley Group Inc. and PaineWebber Group Inc.). The Standard & Poor's Brokerage Index has been discontinued so information is not available for the 1996 Fiscal Year but is presented for the prior four year period (February 28, 1991 to February 28, 1995). The graph assumes that the value of the investment in Common Stock and each index was $100 at February 28, 1991, and that all dividends were reinvested. Stock price performances shown on the graph are not necessarily indicative of future price performances.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN



                                    [GRAPH]



                          1991     1992     1993     1994     1995     1996
                          ----     ----     ----     ----     ----     ----
A.G. Edwards, Inc.         100      179      173      195      203      224
S & P Brokerage Index      100      175      196      239      238
Peer Group Index           100      153      174      203      205      279
S & P 500 Index            100      116      128      139      149      201

                             CERTAIN TRANSACTIONS

    Directors and executive officers of the Company have been clients of and have had brokerage transactions with the Company in the ordinary course of business. Included in such transactions are the maintenance of margin accounts and the extension of credit under Federal Reserve Regulation T. Such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other people and did not and do not involve more than normal risk of collectibility or present other unfavorable features.

                PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, on recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, Certified Public Accountants, as independent auditors of the Company for the fiscal year ending February 28, 1997.

    Deloitte & Touche LLP or its predecessor, Touche Ross & Co., has served as the independent auditors of the Company since its incorporation in 1983 and of the Brokerage Company for more than fifty years. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

    Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 1997. If the stockholders do not ratify, the Audit Committee will investigate the reasons for stockholder rejection and the Board of Directors will reconsider the appointment.

    The Board of Directors recommends a vote ``FOR'' the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

                             STOCKHOLDER PROPOSALS

    Any stockholder proposals to be presented at the 1997 annual meeting of stockholders must be received by the Company no later than January 19, 1997 at its principal executive office at One North Jefferson Avenue, St. Louis, Missouri 63103 in order to be considered for inclusion in the Company's proxy statement and proxy relating to that meeting.

    Stockholders wishing to nominate one or more candidates for election to the Board of Directors, or propose any other business to be considered at any stockholder meeting, must comply with a Bylaw provision dealing with such matters. Pursuant to the Company's Bylaw provision, any stockholder of the Company eligible to vote in an election of directors may nominate one or more candidates for election to the Board of Directors, or propose business to be brought before a stockholder meeting, by giving written notice to the Company not less than 60 nor more than 90 days prior to the date of the meeting (if the Company gives less than 70 days notice or prior public disclosure of the date of the meeting, then the notice by the stockholder must be received by the Company not later than the close of business on the tenth day following the date on which the Company mailed the notice of the meeting or the date on which public disclosure was made). The notice by the stockholder should be sent to the Secretary of the Company at the address stated in the preceding paragraph.

    The notice by the stockholder to the Company must contain: (1) the name and address of the stockholder who intends to make the nomination(s) or propose the business, (2) the name and address of the candidate(s) to be nominated (if applicable), (3) a written statement from any proposed nominee that the nominee consents to be named as a nominee and to serve as a director of the Company if elected (if applicable), (4) a representation that the stockholder is a holder of record of Company stock entitled to vote at the meeting and whether the stockholder intends to appear in person or by proxy at the meeting, (5) a description of all arrangements or understandings, if any, between the stockholder and each nominee and any other person(s) pursuant to which any nomination(s) are to be made by the stockholder (if applicable), and (6) such other information regarding each nominee or each matter of business to be proposed as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or the matter been proposed, by the Board of Directors.

    At any stockholder meeting, the Chairman of the meeting may refuse to acknowledge the nomination of any person, or the proposal of any business, not made in compliance with the Bylaws. The foregoing requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement for any meeting. Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request sent to the Secretary of the Company at the address stated above.

                                 OTHER MATTERS

    The Board of Directors knows of no other business to be brought before the meeting. If any other matters properly come before the meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

May 13, 1996

                                   ----------------------------------------
                                     Proxy Statement
                                     and
                                     Notice of the
                                     Annual Meeting
                                     of Stockholders
                                     to be held
                                     June 20, 1996










                                     A.G. EDWARDS, INC.
                                     One North Jefferson Avenue
                                     ST. LOUIS, MISSOURI 63103
                                   ----------------------------------------

                              A.G. EDWARDS, INC.

                                                                   May 13, 1996

            Dear Stockholder:

                The 1996 Annual Meeting of Stockholders of A.G. Edwards, Inc.
            will be held at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri, on Thursday, June 20, 1996, at 10:00 a.m. local time. At the meeting, stockholders will elect three directors, act on a proposal to ratify the appointment of the independent auditors of the Company for the fiscal year ending February 28, 1997, and transact such other business as may properly come before the meeting.

                It is important that your shares be represented at the meeting.
            Whether or not you plan on attending the meeting, please review the enclosed proxy materials, complete the proxy form attached below and promptly return the proxy form in the envelope provided.

                     PLEASE DETACH AND MARK THE PROXY, SIGN IT ON THE
                      REVERSE SIDE, AND RETURN IT BEFORE THE MEETING.

                           (Detach Proxy Form Here)
- --------------------------------------------------------------------------------

        PROXY SOLICITED BY THE BOARD OF DIRECTORS OF A.G. EDWARDS, INC.

    The undersigned stockholder of A.G. Edwards, Inc., a Delaware corporation (the ``Company''), hereby appoints Benjamin F. Edwards III and Douglas L. Kelly, or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote all the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the meeting of the stockholders of the Company, to be held on Thursday, June 20, 1996, at 10:00 a.m., local time, at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri, and at any adjournments thereof, hereby revoking any proxy heretofore given:

1. ELECTION OF DIRECTORS             FOR / /  all nominees listed below
                                     (except as marked to the contrary below)

                                     WITHHOLD AUTHORITY / /  to vote
                                     for all nominees listed below

    Benjamin F. Edwards III, Robert C. Dissett and Samuel C. Hutchinson, Jr.

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

- --------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                / /   FOR      / /   AGAINST      / /   ABSTAIN

3. In their sole discretion on such other matters as may properly come before such meeting and any adjournment or adjournments thereof;

                           (Detach Proxy Form Here)
- --------------------------------------------------------------------------------

all as described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement for such meeting, the receipt of which is hereby acknowledged.

    THIS PROXY WILL BE VOTED AS SPECIFIED IN THE SPACES PROVIDED THEREFOR OR, IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED ``FOR'' PROPOSALS 1 AND 2.

Dated: _________________________________, 1996



                    Sign here: _________________________________________________
                    (Please sign exactly as name appears hereon. Administrators, trustees, etc., should so indicate when signing.)

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PRIOR TO THE MEETING.

                                    Appendix

    Page 16 of the printed proxy contains a stock performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.